   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2001


                                                      REGISTRATION NO. 333-50182
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                                   OMP, INC.
             (Exact name of Registrant as specified in its charter)

                            ------------------------

              DELAWARE                                2834                               95-4658730
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                            ------------------------

                                310 GOLDEN SHORE
                              LONG BEACH, CA 90802
                                 (562) 628-1007
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             PHILLIP J. ROSE, R.PH.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   OMP, INC.
                                310 GOLDEN SHORE
                              LONG BEACH, CA 90802
                                 (562) 628-1007
 (Name, address, including zip code, and telephone number, including area code, of agent for services)

                         ------------------------------


                                   COPIES TO:

                 TOD B. LINSTROTH, ESQ.                                    MARC M. ROSSELL, ESQ.
                 GREGORY J. LYNCH, ESQ.                                     SHEARMAN & STERLING
              MICHAEL BEST & FRIEDRICH LLP                                 555 CALIFORNIA STREET
               ONE SOUTH PINCKNEY STREET                              SAN FRANCISCO, CALIFORNIA 94104
             MADISON, WISCONSIN 53701-1806                                    (415) 616-1100
                    (608) 257-3501


                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES



    On November 17, 2000, OMP, Inc. (the "Registrant") filed a Registration Statement on Form S-1 (No. 333-50182) with the Securities and Exchange Commission (the "Registration Statement") relating to the proposed sale by the Registrant of up to 5,175,000 shares of the Registrant's Common Stock (the "Offering"). Due to current market conditions, the Registrant and the representatives of the several underwriters have decided not to proceed with the Offering at this time. The Registrant hereby amends the Registration Statement to deregister the 5,175,000 shares registered in connection with the Offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on February 14, 2001.


                                                       OMP, INC.

                                                       By              /s/ PHILLIP J. ROSE
                                                           ------------------------------------------
                                                                         Phillip J. Rose
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              /s/ PHILLIP J. ROSE                 President and Chief Executive
     --------------------------------------       Officer and Director (Principal   February 14, 2001
                Phillip J. Rose                   Executive Officer)

                                                  Vice President and Chief
                       *                          Financial Officer (Principal
     --------------------------------------       Financial and Accounting          February 14, 2001
              Candace C. Crawford                 Officer)

                       *
     --------------------------------------       Director                          February 14, 2001
              John A. Bartholdson

                       *
     --------------------------------------       Director                          February 14, 2001
                 Robert F. End

                       *
     --------------------------------------       Director                          February 14, 2001
               Bradley J. Hoecker

                       *
     --------------------------------------       Director                          February 14, 2001
               Dr. Zein E. Obagi

                       *
     --------------------------------------       Director                          February 14, 2001
                 Peter P. Tong


*By:                /s/ PHILLIP J. ROSE
             ---------------------------------
                      Phillip J. Rose
                      ATTORNEY-IN-FACT